Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

To the Board of Trustees and Shareholder of
U-Store-It Trust
Cleveland, Ohio

We consent to and the use in this Registration Statement of U-Store-It Trust on Form S-11 of our reports dated July 26, 2004 relating to the balance sheet of U-Store-It Trust, and relating to the combined financial statements of Acquiport/Amsdell Predecessor (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards No. 144), appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Experts” in such Prospectus.

Our audits of the financial statements referred to in our aforementioned reports, also included the financial statement schedule of Acquiport/Amsdell Predecessor, listed in Item 27 of this Registration Statement. This financial statement schedule is the responsibility of the management of Acquiport/Amsdell Predecessor. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
July 30, 2004